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                                                                    EXHIBIT 10.2

                   AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                  BETWEEN EGGHEAD.COM, INC. AND BRIAN BENDER

     EGGHEAD.COM, INC. (the "Company"), as successor to EGGHEAD, INC., and Brian Bender ("Executive") are parties to an EMPLOYMENT AGREEMENT (the "Agreement"), dated and effective as of January 22, 1998. The Company and Executive now wish to amend the Agreement as set forth below, with amendments effective as of June 30, 1999. The Company and the Executive agree and acknowledge the sufficiency of consideration for these amendments based on the mutual benefits conferred.

A.   Term of the Agreement

     Executive and the Company have discussed changes in Executive's work situation due to both the relocation of the Company's finance department and Executive's desire to remain in the Spokane, Washington area. The Company wants to continue Executive's employment until at least October 31, 1999, or the date of a Change of Control, as defined in the Agreement. Executive and the Company therefore mutually agree to amend Section 1.1 of the Agreement to read as follows:

          This Agreement will extend from the Effective Date to the earlier of the effective date of a Change of Control (as defined in Attachment A to the Agreement) or October 31, 1999.

B.   Termination Prior to the End of Term.

     The first sentence of Section 4.1(a)(i) is hereby amended to read as follows: "In the event that Executive exercises his right under this subsection, he shall provide notice of his intent to terminate the Agreement not less than five (5) days before the effective date of the termination." The first sentence of Section 4.1(a)(ii) is hereby amended by inserting the phrase "to terminate this Agreement without Cause" directly after the phrase "In the event that the Company exercises its right".

C.   Duties of the Executive and Termination for Good Reason

     The Executive and the Company agree that the Company may modify the Executive's status, duties and/or responsibilities under Section 3.1 of the Agreement during the remaining term of his employment under the Agreement. Executive and the Company mutually agree to amend Subsection 4.1(b) of the Agreement to read as follows:
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          b)   Executive may, at his option, terminate this Agreement prior to the end of the term for Good Reason. For purposes of this subsection, Executive will have Good Reason to terminate his employment under this Agreement if Executive is relocated to a facility other than the Company's office in Spokane, Washington; or the Company has materially breached its obligations under the Agreement (provided that the Company has been given warning and notice of its alleged material breach and a reasonable opportunity to correct the alleged material breach) other than its obligations under Section 3.1 of the Agreement. Executive's resignation at the conclusion of the term of this Agreement, as amended herein, shall also be deemed a termination for Good Reason, entitling Executive to severance benefits described in
          Section 4.2 of the Agreement.

D.   Termination Prior to the End of Term

     Section 4.1(c) of the Agreement is hereby amended by deleting the phrase,

          "provided that Executive's right to exercise stock options awarded pursuant to the EGGHEAD, INC. 1993 STOCK OPTION PLAN shall be governed by the terms of that plan"

     and inserting in lieu thereof the phrase,

          "provided that Executive's right to exercise stock options awarded pursuant to the EGGHEAD, INC. 1993 STOCK OPTION PLAN, as amended or restated from time to time (the "Plan"), shall be governed by the terms of the Plan."

E.   Severance Benefits, Change of Control

     The following parenthetical in the first sentence of Section 4.2(a) is hereby deleted: "(the 'Initial Period')." The first sentence of Section 4.2(b) is hereby amended by deleting the phrase "prior to the end of the Initial Period," and inserting in lieu thereof the phrase, "prior to the first anniversary of the Termination Date (such period, the "Initial Period"), then from the end of the Initial Period".

F.   Severance Benefits, Change of Control

     Section 4.2(c) of the Agreement is hereby amended by deleting the phrase,

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          "Any stock option(s) issued to Executive pursuant to the EGGHEAD, INC.
          1993 STOCK OPTION PLAN (the "Plan")"

     and inserting in lieu thereof the phrase,

          "Any stock option(s) issued to Executive pursuant to the Plan"

G.   Severance Benefits; Change of Control.

     Subsection 4.2(e) of the Agreement is hereby amended by adding the following clause to the end of the sentence in subsection 4.2(e):

          ", except that any stock options issued to the Executive pursuant to the Plan after January 1, 1999 ("Post-1998 Options") shall not be subject to this subsection 4.2(e)"

H.   Severance Benefits; Change of Control

     A new Subsection 4.2(f) shall be added as follows:

               f) The Company and Executive shall enter into a Pledge Agreement in substantially the form attached hereto as Attachment B for the purpose of holding any sums that may become payable pursuant to Subsection 4.2(a) in the event of a termination or resignation.

I.   Non-Solicitation

     Section 5.2 of the Agreement is amended by deleting the term "Severance Period" in the first sentence and replacing that term with the term "Initial Period."

J.   Confirmation

     Except as expressly modified by this Amendment, all terms and conditions in the Agreement and any other amendments thereto are hereby confirmed and remain in full force and effect.

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WHEREFORE, effective June 30, 1999, the undersigned parties accept and agree to these amendments to the Agreement.



EGGHEAD.COM, INC.                                 BRIAN BENDER

By /s/ George Orban                               /s/ Brian Bender
  -----------------                               ----------------

Its  Chief Executive Officer

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